UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2008 (September 18, 2008)

Date of Report – (Date of earliest event reported)

CHEM RX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51518	20-2938469
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Park Place

Long Beach, New York 11561

(Address of principal executive office, including zip code)

(516) 889-8770

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

Acquisition of Shares of the Registrant’s Common Stock by Certain Officers. As a result of a series of transactions completed September 18, 2008, (a) Jerry Silva acquired an aggregate of 4,549,379 shares of common stock, par value $0.0001 per share (“Common Stock”), of the registrant, Chem Rx Corporation, a Delaware corporation (the “Registrant”); and (b) and Steven C. Silva acquired an aggregate of 620,370 shares of Common Stock. Jerry Silva is the Registrant’s Chairman and Chief Executive Officer. Steven C. Silva is the Registrant’s President and Chief Operating Officer, and is the son of Jerry Silva. As a result of these acquisitions of Common Stock (and after giving effect to an unrelated transfer of 16,552 shares of Common Stock from Steven C. Silva to Jerry Silva), (i) Jerry Silva currently holds 1,850,781 shares of Common Stock directly and 4,203,820 shares of Common Stock as life tenant of a life estate of which Steven C. Silva is remainderman (the “Life Estate”), totaling an aggregate of 6,054,601 shares which represent approximately 43.9% of the total number of shares of Common Stock outstanding and (ii) Steven C. Silva currently holds 1,260,708 shares of Common Stock directly which represent approximately 9.1% of the total number of shares of Common Stock outstanding. In addition, Jerry Silva and Steven C. Silva are joint trustees of The Jerry Silva 2007 Annuity Trust (the “Trust”) which holds 166,337 shares of Common Stock and as joint trustees they share voting power with respect to such 166,337 shares of Common Stock, which represent approximately 1.2% of the total number of shares of Common Stock outstanding.

The series of transactions referred to above were private transactions resulting from the exercises of certain put options pursuant to three separate Put Option Agreements entered into during October 2007 by Jerry Silva, Steven C. Silva and the Life Estate (the “Put Option Obligors”) with certain institutional investors. As such, these transactions did not involve the Registrant. The Put Option Agreements are described in the proxy supplement filed with the Securities and Exchange Commission by the Registrant on October 17, 2007. During July 2008 and September 2008 the institutional investors exercised their rights to require the Put Option Obligors to purchase an aggregate of 5,169,749 shares pursuant to the Put Option Agreements. No further shares are subject to the Put Option Agreements.

The 5,169,749 shares of Common Stock acquired by Jerry Silva (including in his capacity as life tenant under the Life Estate described above) and Steven C. Silva in the transactions described above were acquired from the following institutional investors: (i) Millennium Partners, L.P. – 732,750 shares; (ii) Hudson Bay Fund, LP and Hudson Bay Overseas Fund, Ltd. – 1,436,999 shares; and (iii) NSP Holdings LLC – 3,000,000 shares. The aggregate purchase price paid by the Put Option Obligors for the acquisition of the 5,169,749 shares was $30,196,225; all of such amount was derived from the funds which the Put Option Obligors had deposited into escrow accounts on October 26, 2007 in connection with the closing of the Registrant’s initial business combination transaction. The purpose of such escrow accounts was to fund the payment of the contingent purchase obligations of the Put Option Obligors in the event the Put Option Obligors were required to purchase shares of Common Stock upon exercise of the rights under the Put Option Agreements

October 2007 Voting Agreement. Pursuant to a Voting Agreement, dated October 26, 2007 (the “Voting Agreement”), each of the stockholders party thereto agreed that, at any meeting of the stockholders of the Registrant, however called, and in any written action by consent of stockholders of the Registrant, such stockholder shall cause all shares of Common Stock of the Registrant then owned by him or his affiliates to be voted as provided in the Voting Agreement with respect to the election and re-election of certain persons as directors of the Registrant. For purposes of Section 13(d) of the Securities Exchange Act of 1934, as a result of the acquisition of additional shares of Common Stock by Jerry Silva and Steven C. Silva as described above, a total of 11,737,749 shares may be deemed to be beneficially owned by virtue of the voting agreement, consisting of 9,744,749 shares currently outstanding and 1,993,000 shares issuable pursuant to exercise of immediately exercisable warrants. These 11,737,749 shares constitute approximately 74.4% of the total outstanding shares of Common Stock (inclusive of the shares issuable upon exercise of such warrants).

Concentration of Ownership of Common Stock in Certain Executive Officers. As a result of the transactions described hereby, Jerry Silva is deemed to hold an aggregate of 43.9% of the outstanding shares of Common Stock and Steven C. Silva holds an aggregate of 9.1% of the outstanding shares of Common Stock. In addition, the Trust holds an aggregate of 1.2% of the outstanding shares of Common Stock. The combined holdings of these two executive officers of the Registrant (including shares which they have the power to vote in their capacities as joint trustees of the Trust) represent 54.2% of the outstanding shares of Common Stock of the Registrant. However, other than by virtue of their obligations under the foregoing Voting Agreement, Jerry Silva and Steven C. Silva have informed the Registrant that they disclaim any beneficial ownership of shares held by each other, and disclaim membership in any “group” as contemplated by section 13(d) of the Securities Exchange Act of 1934. Therefore, on the basis of such information the Registrant believes that no change of control of the Registrant has occurred as a result of the acquisitions of Common Stock reported hereby.

Because of a concentration of ownership of Common Stock due to the foregoing Voting Agreement, it will be difficult for other stockholders to affect the outcome of elections for directors of the Registrant. Moreover, because of a concentration of ownership of Common Stock in Jerry Silva and Steven C. Silva, two of the Registrant’s executive officers, it will be difficult for other stockholders to affect the outcome of other matters submitted for stockholder vote. For example, if Jerry Silva and Steven C. Silva vote in the same way on any matter submitted for stockholder vote, a majority vote of the stockholders is assured as to such matter. This concentration of ownership of the Registrant’s Common Stock could therefore delay or prevent a change in control of the Registrant or discourage a potential acquirer from attempting to obtain control of the Registrant, which in turn could have an adverse effect on the market price of the Registrant’s Common Stock or prevent stockholders of the Registrant from realizing a premium over the market price for their shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEM RX CORPORATION
Dated: September 24, 2008	By:	/s/ Steven Silva
Name: Steven Silva
Title: President and Chief Operating Officer